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Meridian Interstate Bancorp, Inc.
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July 7, 2008

Dear Stockholder:

You are cordially invited to attend the first annual meeting of stockholders of Meridian Interstate Bancorp, Inc.  The meeting will be held at the Peabody office of East Boston Savings Bank, 67 Prospect Street, Peabody, Massachusetts on Tuesday, August 19, 2008 at 11:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Richard J. Gavegnano

Richard J. Gavegnano
Chairman of the Board and
Chief Executive Officer

10 Meridian Street
East Boston, Massachusetts 02128
(617) 567-1500
______________________

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	11:00 a.m. on Tuesday, August 19, 2008

PLACE	Peabody Office of East Boston Savings Bank
67 Prospect Street
Peabody, Massachusetts 01960

ITEMS OF BUSINESS	(1) To elect four directors to serve for a term of three years.

(2) To approve the Meridian Interstate Bancorp, Inc. 2008 Equity Incentive Plan.

(3) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2008.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on June 30, 2008.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Vincent D. Basile

Vincent D. Basile
Corporate Secretary
July 7, 2008

Meridian Interstate Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian Interstate Bancorp”) to be used at the annual meeting of stockholders of the Company.  The Company is the holding company for East Boston Savings Bank (the “Bank”).  The annual meeting will be held at the Peabody office of East Boston Savings Bank, 67 Prospect Street, Peabody, Massachusetts on Tuesday, August 19, 2008 at 11:00 a.m., local time.  This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about July 11, 2008.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on June 30, 2008.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on June 30, 2008, there were 23,000,000 shares of Company common stock outstanding.  Each share of common stock has one vote.  The Company’s Articles of Incorporation provide that, subject to certain exceptions, a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.  This restriction does not apply to our mutual holding company, Meridian Financial Services, Incorporated.

Attending the Meeting

If you were a stockholder as of the close of business on June 30, 2008, you may attend the meeting.  However, if your shares of Company common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to approve the Company’s 2008 Equity Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter must receive the affirmative vote of a majority of the total votes outstanding and eligible to be voted at the annual meeting, including shares held by Meridian Financial Services, Incorporated, and a majority of votes cast at the annual meeting, excluding the shares held by Meridian Financial Services, Incorporated.  Pursuant to applicable Massachusetts law and regulation, if the Company’s 2008 Equity Incentive Plan is implemented prior to January 23, 2009, the 2008 Equity Incentive Plan must be approved by at least two-thirds of the total votes eligible to be cast at the annual meeting, including the shares held by Meridian Financial Services, Incorporated, and a majority of the total votes eligible to be cast at the annual meeting, excluding shares held by Meridian Financial Services, Incorporated.  Accordingly, in the event the 2008 Equity Incentive Plan is not approved by stockholders as required under Massachusetts law and regulation but is approved by a majority of the votes eligible to be cast including shares held by Meridian Financial Services, Incorporated and a majority of votes cast, excluding shares held by Meridian Financial Services, Incorporated, the Board intends to establish and implement the Equity Incentive Plan after January 23, 2009.  For purposes of implementation of the Company’s 2008 Equity Incentive Plan prior to January 23, 2009, broker non-votes and abstentions will have the same effect as votes cast against this proposal.  For purposes of implementation of the Company’s 2008 Equity Incentive Plan after January 23, 2009, broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

In voting to ratify the appointment of Wolf & Company, P.C., as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting.  Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for approval of the Company’s 2008 Equity Incentive Plan; and

•	for ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

If you have any questions about voting, please contact our proxy solicitor, Georgeson, Inc. at (212) 440-9800.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.  The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.  A copy of the Code of Ethics and Business Conduct can be found in the “About Us—Investor Relations—Corporate Governance” section of the Company’s website, www.ebsb.com.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees.  During 2007, the Board of Directors held 17 meetings.  No director attended fewer than 75% of the total meetings of the Company’s and the Bank’s respective Board of Directors and the committees on which such director served (held during the period for which the director has served as a director or committee member, as appropriate).

Committees of the Board of Directors

The following table identifies our standing committees and their members.  Except as described below with respect to the Audit Committee, all members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.  The charters of all three committees are available the “About Us—Investor Relations—Corporate Governance” section of the Company’s website, www.ebsb.com.

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Vincent D. Basile	X
Marilyn A. Censullo	X
James P. Del Rossi		X	X*
Anna R. DiMaria	X	X
Richard F. Fernandez	X
Philip F. Freehan
Domenic A. Gambardella		X*	X
Richard J. Gavegnano
Edward L. Lynch	X*
Gregory F. Natalucci	X		X
James G. Sartori
Paul T. Sullivan

Number of Committee Meetings in 2007	9	5	1
__________________________
*	Denotes Chairperson.

Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Marilyn A. Censullo as an audit committee financial expert under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Audit Committee Report.”

The Audit Committee consists of Directors Basile, Censullo, DiMaria, Fernandez, Lynch and Natalucci.  Securities and Exchange Commission rules and the listing standards of the Nasdaq Stock Market, Inc. generally require that all members of this committee must be independent directors, as defined in both the Securities and Exchange Commission rules and the listing standards of the Nasdaq Stock Market, Inc.  However, the Securities and Exchange Commission rules and the listing standards of the Nasdaq Stock Market, Inc. provide an exemption for companies that have recently completed their initial public offering, like the Company.  These rules and listing standards require that, for one year following the effectiveness of a new public company’s registration statement, a majority of the members of the audit committee must be independent directors.  In reliance on this exemption, Director DiMaria (who is an independent director under the listing standards of the Nasdaq Stock Market, Inc.) and Director Lynch are currently serving as members of the Company’s Audit Committee to assist the Audit Committee in its transition to that of a public company.  Directors DiMaria and Lynch may only serve on the Audit Committee until November 13, 2008, and are expected to resign from the Audit Committee before such date.  The Company believes that their service on the Audit Committee would not materially adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements of Rule 10A-3 of the Exchange Act, governing listing standards relating to audit committees.

   Compensation Committee.  The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives.  Our Chief Executive Officer makes recommendations as to the appropriate mix and level of compensation for other executive officers to the Compensation Committee and determines the compensation for subordinates of executive officers.  In making his recommendations, the Chief Executive Officer considers the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.  Our Chief Executive Officer will not participate in discussions related to his compensation or the Committee’s review of any documents related to the determination of his compensation, however.  The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites.  In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Compensation Committee Report.”

Nominating/Corporate Governance Committee.  The Company’s Nominating/Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.  The Nominating/Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.  The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement.  See “Nominating/Corporate Governance Committee Procedures.”

Attendance at the Annual Meeting.  The Board of Directors encourages each director to attend annual meetings of stockholders.  The 2008 Annual Meeting is our first annual meeting as a public company.

Stock Ownership

The following table provides information as of June 30, 2008, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.  Percentages are based on 23,000,000 shares of Company common stock issued and outstanding as of June 30, 2008.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Meridian Financial Services, Incorporated 10 Meridian Street East Boston, Massachusetts 02128	12,650,000	55.0%

Bay Pond Partners, L.P. C/O Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,275,100	5.5%

The following table provides information as of June 30, 2008 about the shares of Meridian Interstate Bancorp common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.  Percentages are based on 23,000,000 shares of Company common stock issued and outstanding as of June 30, 2008.

Name	Number of Shares Owned		Percent of Common Stock Outstanding
Directors
Vincent D. Basile	2,500		*
Marilyn A. Censullo	1,000		*
James P. Del Rossi	10,000		*
Anna R. DiMaria	5,000		*
Philip F. Freehan	15,000	(1)	*
Richard F. Fernandez	-		-
Domenic A. Gambardella	5,000	(2)	*
Richard J. Gavegnano	40,000		*
Edward L. Lynch	10,000		*
Gregory F. Natalucci	400	(3)	*
James G. Sartori	2,500	(4)	*
Paul T. Sullivan	2,500		*
Named Executive Officer Who Is Not Also A Director
Leonard V. Siuda	15,000	(5)	*
All directors and executive officers
as a group (13 persons)	108,900		*
_________________
*   Less than 1%.

(1)	Includes 15,000 shares held in an IRA.

(2)	Includes 5,000 shares held jointly with spouse.

(3)	Includes 400 shares held in an IRA.

(4)	Includes 2,500 shares held jointly with spouse.

(5)	Includes 15,000 shares held in an IRA.

  Proposal 1 — Election of Directors

The Board of Directors of Meridian Interstate Bancorp is presently composed of 12 members.  The Board is divided into three classes, each with three-year staggered terms, with one-third of the directors elected each year.  The nominees for election this year are Vincent D. Basile, James P. Del Rossi, James G. Sartori and Paul T. Sullivan, all of whom are current directors of the Company and the Bank.

All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Richard J. Gavegnano, our Chairman of the Board and Chief Executive Officer, Mr. Philip F. Freehan, our Executive Vice President and Director Edward L. Lynch.  In determining the independence of our directors, the board of directors considered loans to directors and members of their immediate families, and legal fees paid to, or received by, directly or indirectly, Directors DiMaria and Sullivan, which were not required to be disclosed individually under “—Transactions with Related Persons.”

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated in each biography is as of December 31, 2007.

Nominees for Election of Directors

The nominees standing for election are:

Vincent D. Basile is a self-employed management consultant and also serves as Clerk of Meridian Financial Services and East Boston Savings Bank and Corporate Secretary of Meridian Interstate Bancorp.  Previously, Mr. Basile was a Regional Administrator in the Massachusetts Office of the Commissioner of Probation.  Mr. Basile is also a retired Lt. Colonel in the U.S. Army Reserve.  He has been a Corporator of Meridian Financial Services since 1977. Age 67.  Director since 2002.

James P. Del Rossi is a private consultant to firms that service the banking and financial services industry.  Mr. Del Rossi is also a consultant with the firm Keefe, Bruyette & Woods, Inc.  He was Senior Vice President of the Depositors’ Insurance Fund and a former Director of Bank Examinations of the Massachusetts Division of Banks, which includes 35 years of regulatory experience and 44 years of community banking experience.  Mr. Del Rossi has served as a director of Hampshire First Bank since 2006.  Mr. Del Rossi also serves as a director of Financial Concepts, Inc., a consulting firm to financial institutions.  Age 71.  Director since 2002.

James G. Sartori is Treasurer of Bandwagon, Inc., an importer and distributor company.  Age 64.  Director since 1990.

Paul T. Sullivan is a partner with the law firm Bagley & Bagley, P.C.  Age 61.  Director since 1999.

Directors Continuing in Office

The following directors have terms ending in 2009:

Marilyn A. Censullo, a Certified Public Accountant, has been a partner in the accounting firm of Naffah & Company, P.C. since 2000.  Ms. Censullo has over 28 years of experience as an accountant.  Age 50.  Director since 2007.

Richard J. Gavegnano was in the investment business for 37 years with national New York Stock Exchange member firms, and retired in 2006 ending his career as a Vice President with A.G. Edwards & Sons Inc.  He has been associated with East Boston Savings Bank for 33 years serving as corporator, trustee and director.  Mr. Gavegnano has served as Chairman of the Board of East Boston Savings Bank, Meridian Interstate Bancorp and Meridian Financial Services since 2003, 2006 and 2003, respectively.  In 2007, Mr. Gavegnano was appointed Chief Executive Officer of Meridian Interstate Bancorp and Meridian Financial Services and Investor Relations Officer of Meridian Interstate Bancorp.  Mr. Gavegnano has served as Chairman of the Board of Hampshire First Bank since 2006.  Mr. Gavegnano has experience in business development, commercial real estate and investments.  Age 60. Director since 1995.

Edward L. Lynch has been an Attorney at Law, Sole Practitioner, for the past 34 years.  Mr. Lynch has served as a director of Hampshire First Bank since 2006.  Age 66. Director since 1997.

Gregory F. Natalucci is an auditor with CNA Financial Corporation, a commercial and property and casualty insurer.  Age 61. Director since 2000.

The following directors have terms ending in 2010:

Anna R. DiMaria has been an Attorney at Law with the Law Offices of Michael A. D’Avolio for the past 17 years.  Age 61. Director since 2004.

Richard F. Fernandez has been a merger and acquisition/banking consultant for Jay Cashman, Inc., an industrial construction company, since 2006.   Mr. Fernandez was a Commercial Lending Regional Manager for Sovereign Bank from 2000 to 2006.  Mr. Fernandez has 40 years commercial lending experience at several institutions, including Sovereign Bank, US Trust Company, and Shawmut Bank.  Age 65.  Director since 2008.

Philip F. Freehan has served as Executive Vice President of East Boston Savings Bank, Meridian Interstate Bancorp and Meridian Financial Services since 1984, 2006 and 1991, respectively.  Mr. Freehan has also served as Senior Loan Officer of East Boston Savings Bank since 1984.  Age 57. Director since 1986.

Domenic A. Gambardella is President of Meridian Insurance Agency Inc., an insurance agency. Age 61.  Director since 1994.

Proposal 2 — Approval of the Company’s 2008 Equity Incentive Plan

The Board of Directors has approved for submission to stockholders for approval the Meridian Interstate Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”).  The Equity Incentive Plan is designed to provide officers, employees, directors and trustees of Meridian Interstate Bancorp, the Bank and Meridian Financial Services, Inc. with additional incentives to promote the growth and performance of Meridian Interstate Bancorp.  The Equity Incentive Plan is subject to stockholder approval and will become effective upon its implementation by the Board of Directors subsequent to satisfaction of applicable stockholder approval requirements.  Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  The Equity Incentive Plan will give us the flexibility we need to continue to attract and retain highly qualified individuals by offering a competitive compensation program that is linked to the performance of our common stock.

The Equity Incentive Plan complies with the regulations of the Massachusetts Commissioner of Banks and Division of Banks. However, the Massachusetts Commissioner of Banks and Division of Banks do not endorse or approve the Equity Incentive Plan in any manner.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 1,449,000 shares of Company common stock pursuant to grants of restricted stock awards, incentive stock options, non-qualified stock options and stock appreciation rights; provided, however, that no more than 1,035,000 shares may be issued or delivered in the aggregate pursuant to the exercise of stock options or stock appreciation rights, and no more than 414,000 shares may be issued or delivered pursuant to restricted stock awards.

The Equity Incentive Plan will be administered by the members of Meridian Interstate Bancorp’s Compensation Committee who are “Disinterested Board Members,” as defined in the Equity Incentive Plan (the “Committee”).  The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan.  The Equity Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more officers of Meridian Interstate Bancorp the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.  Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.

The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Meridian Interstate Bancorp or its subsidiaries, or as the form of payment for grants or rights earned or due under any other plan or arrangement of Meridian Interstate Bancorp or its subsidiaries, including the plan of any entity acquired by Meridian Interstate Bancorp or its subsidiaries.

The Equity Incentive Plan may be funded with authorized but unissued shares or with shares repurchased in open market transactions.  Depending on market and financial conditions at the time of the establishment and implementation of the Equity Incentive Plan, we expect to fund awards under the Equity Incentive Plan with shares repurchased in open market transactions.

Eligibility

Employees, directors and trustees of Meridian Interstate Bancorp, Meridian Financial Services, Inc. and the Bank are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee; provided, however, that in the event the Equity Incentive Plan is implemented prior to the one year anniversary date of our initial stock issuance (January 23, 2009), certain regulatory limitations on vesting and award amounts will be imposed on awards.  Awards may be granted in a combination of incentive and non-qualified stock options, stock appreciation rights or restricted stock, as follows:

Stock Options.  A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.  Fair market value for purposes of the Equity Incentive Plan means the final sales price of Meridian Interstate Bancorp’s common stock as reported on the Nasdaq Global Select Market on the date in question, or if Meridian Interstate Bancorp’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which Meridian Interstate Bancorp’s common stock was traded, and without regard to after-hours trading activity.  The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Internal Revenue Code, if it cannot be determined in the manner described above.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Outside directors may only receive non-qualified stock options under the Equity Incentive Plan.  Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by personal, certified or cashiers check, (ii) by tendering stock of Meridian Interstate Bancorp owned by the participant in satisfaction of the exercise price, or (iii) by a “cashless exercise” through a third party.  The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock.  A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law or regulation.  Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement.  Prior to vesting of the restricted stock award, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment of Company common stock in an amount equal to the excess of the fair market value of a share of Company common stock on the date of exercise of the stock appreciation right over the fair market value of the common stock on the date of grant of the stock appreciation right.  The total number of shares that may be acquired upon the exercise of a stock appreciation right will be rounded down to the nearest whole share.  Stock appreciation rights may be granted in tandem with the grant of stock options, and are exercisable on the same conditions as the related stock option that is granted simultaneously.  The exercise of a tandem stock appreciation right cancels the related stock option and the exercise of the related stock option cancels the tandem stock appreciation right.

Prohibition Against Repricing of Options or Stock Appreciation Rights.  The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or a stock appreciation right previously granted.

Limitation on Awards Under the Equity Incentive Plan

The following limit applies to awards under the Equity Incentive Plan:

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to the exercise of stock options or stock appreciation rights is 258,750 shares (or 25% of the shares available for stock option awards), all of which may be issued during any calendar year;

The following limits apply to awards under the Equity Incentive Plan in the event it is established and implemented by the Board prior to January 23, 2009:

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to restricted stock awards is 103,500 shares (or 25% of the shares available for restricted stock awards), all of which may be issued during any calendar year;

•
the maximum number of shares of stock that may be issued or delivered to any one individual non-employee director or trustee pursuant to the exercise of stock options and stock appreciation rights, in the aggregate, shall be 51,750 shares or (5% of the shares available for stock option awards), and the maximum number of shares that may be issued or delivered to any one individual non-employee director or trustee pursuant to restricted stock awards, in the aggregate, shall be 20,700 shares (or 5% of the shares available for restricted stock awards); and

•
the maximum number of shares of stock that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options and stock appreciation rights shall be 310,500 shares (or 30% of the shares available for stock option awards), and the maximum number of shares that may be issued or delivered to all non-employee directors in the aggregate pursuant to restricted stock awards shall be 124,200 (or 30% of the shares available for restricted stock awards.

To the extent any shares of stock covered by an award (including restricted stock awards) under the Equity Incentive Plan are not delivered to a participant or beneficiary for any reason, including because the award is forfeited or canceled or because a stock option or stock appreciation right is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.  To the extent (i) a stock option is exercised by using an actual or constructive exchange of shares to pay the exercise price, (ii) shares of stock covered by an award are withheld to satisfy withholding taxes upon exercise or vesting of the award, or (iii) stock appreciation rights are settled in shares of stock upon exercise, the number of shares of stock available shall be reduced by the gross number of stock options and stock appreciation rights exercised rather than the net number of shares of stock issued.

In the event of a corporate transaction involving the stock of Meridian Interstate Bancorp (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features

General. A federal income tax deduction for Meridian Interstate Bancorp will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer).  However, amounts that constitute “performance-based compensation” (under Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit.  The Equity Incentive Plan is designed so that stock options and stock appreciation rights will be considered performance-based compensation.  The Committee may designate whether any restricted stock awards granted to any participant are intended to be performance-based compensation. Any restricted stock awards designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of Meridian Interstate Bancorp as a whole or of any one or more subsidiaries or business units of Meridian Interstate Bancorp or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

The Committee may specify vesting requirements on any award.  If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Meridian Interstate Bancorp or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement.   In the event the Equity Incentive Plan is established and implemented prior to January 23, 2009, no awards may vest at a rate exceeding 20% per year commencing one year after the date of grant; subject to acceleration of vesting in the event of death and substantial disability.  To the extent permitted by applicable law or regulation, or pursuant to an applicable regulatory waiver, the Committee may determine that all stock options and stock appreciation rights then held by a participant shall become fully exerciseable (subject to expiration provisions otherwise applicable to such award) and all restricted stock awards shall be fully earned and vested immediately.  Unless the Committee specifies that an unvested award will be forfeited on retirement (as defined in the Equity Incentive Plan), any unvested award will continue to vest following retirement in accordance with the vesting schedule set forth in the award agreement.

Change in Control

Unless otherwise stated in an award agreement as determined by the Committee, upon the occurrence of a change in control of Meridian Interstate Bancorp, all stock awards then held by a participant will continue to vest in accordance with the vesting schedule established at the time of grant. For the purposes of the Equity Incentive Plan, a change in control occurs when: (a) any person is or becomes the beneficial owner, directly or indirectly, of securities of Meridian Interstate Bancorp representing 25% or more of the combined voting power of Meridian Interstate Bancorp’s then outstanding voting securities; (b) the Incumbent Directors (as defined in the Equity Incentive Plan) cease, for any reason, to constitute a majority of the Whole Board (as defined in the Equity Incentive Plan); or (c) a plan of reorganization, merger, consolidation or similar transaction involving Meridian Interstate Bancorp and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is defined in the Equity Incentive Plan as an Excluded Transaction, or the stockholders of Meridian Interstate Bancorp approve a plan of complete liquidation of Meridian Interstate Bancorp, or a sale, liquidation or other disposition of all or substantially all of the assets of Meridian Interstate Bancorp or the Bank is consummated; or (d) a tender offer is made for 25% or more of the outstanding voting securities of Meridian Interstate Bancorp and the stockholders owning beneficially or of record 25% or more of the outstanding voting securities of Meridian Interstate Bancorp have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or (e) a Potential Change in Control (as defined in the Equity Incentive Plan) occurs, and the Board of Directors determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a change in control for purposes of the Equity Incentive Plan.

Forfeiture

The Committee may specify that rights and benefits with respect to any award may be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events in addition to any otherwise applicable vesting or performance conditions.  Such events include termination for cause; termination of service material violations of policies; breach of noncompetition, confidentiality or other restrictive covenants; or any other conduct that is detrimental to Meridian Interstate Bancorp’s business or reputation, its affiliates and/or its subsidiaries.

If Meridian Interstate Bancorp is required to prepare an accounting restatement due to the material noncompliance of Meridian Interstate Bancorp, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse Meridian Interstate Bancorp the amount of any payment in settlement of an award earned or accrued during the twelve- month period following the first public issuance or filing with the U.S. Securities and Exchange Commission of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse Meridian Interstate Bancorp for all or any part of the amount of any payment in settlement of any award granted hereunder.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Effective Date and Duration of Plan

The Equity Incentive Plan will become effective when established and implemented by the Board of Directors subsequent to the satisfaction of the applicable stockholder approval requirements at this annual meeting.  The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan.  At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and Meridian Interstate Bancorp will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Meridian Interstate Bancorp or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Meridian Interstate Bancorp will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received will be taxable to the participant as ordinary income and Meridian Interstate Bancorp will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Meridian Interstate Bancorp will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Meridian Interstate Bancorp will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Withholding of Taxes. Meridian Interstate Bancorp may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to Meridian Interstate Bancorp to satisfy the minimum tax withholding requirements.

Change in Control. In the event of a change in control, outstanding unvested awards under the Equity Incentive Plan may be considered parachute payments that would cause an “excess parachute payment” under the Internal Revenue Code.  An excess parachute payment may subject the participant to a 20% excise tax and preclude deduction by Meridian Interstate Bancorp.

Deduction Limits.  Section 162(m) of the Internal Revenue Code generally limits Meridian Interstate Bancorp’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”).  Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million.  “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Meridian Interstate Bancorp.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Stock options and stock appreciation rights available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services.  Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible.  Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit.  The Equity Incentive Plan is designed so that stock options, stock appreciation rights and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit.  Meridian Interstate Bancorp expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards.  However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice.  The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Meridian Interstate Bancorp suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” Meridian Interstate Bancorp is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock and stock appreciation rights).

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors.  At the present time, no specific determination has been made as to the grant or allocation of awards.

Required Vote

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the total votes outstanding and eligible to be voted at the annual meeting, including shares held by Meridian Financial Services, Incorporated, and a majority of votes cast at the annual meeting, excluding the shares held by Meridian Financial Services, Incorporated.  Pursuant to applicable Massachusetts law and regulation, if the Equity Incentive Plan is implemented prior to January 23, 2009, the Equity Incentive Plan must be approved by at least two-thirds of the total votes eligible to be cast at the annual meeting, including the shares held by Meridian Financial Services, Incorporated, and a majority of the total votes eligible to be cast at the annual meeting, excluding shares held by Meridian Financial Services, Incorporated.  Accordingly, in the event the Equity Incentive Plan is not approved by stockholders as required under Massachusetts law and regulation but is approved by a majority of the votes eligible to be cast including shares held by Meridian Financial Services, Incorporated and a majority of votes cast, excluding shares held by Meridian Financial Services, Incorporated, the Board intends to establish and implement the Equity Incentive Plan after January 23, 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN.

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the 2008 fiscal year, subject to ratification by stockholders.  A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

Audit Fees

The following table sets forth the fees paid by the Company for the fiscal years ending December 31, 2007 and 2006 to Wolf & Company, P.C.

	2007	2006
Audit fees	$186,000	$74,000
Audit-related fees	$318,300	$12,700
Tax fees	$22,500	$21,000
All other fees	$31,000	$30,350

(1)	Audit fees relate to the audit of the Company’s annual consolidated financial statements and quarterly review fees.
(2)	Audit related fees pertain to the audit of the Company’s defined contribution plan in both 2006 and 2007, as well as services rendered for the Company’s stock offering in 2007.
(3)	Tax fees consist of tax return preparation and other tax matters.
(4)	All other fees pertain software licensing fees paid for use of an online based risk management program and compliance activities.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the audit or services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the years ended December 31, 2007 and 2006, 95% and 81%, of audit services were approved, in advance, by the Audit Committee. The services that were not pre-approved related to services rendered prior to our becoming a public company.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2008.

Audit Committee of the Board of Directors of
Meridian Interstate Bancorp, Inc.
Edward L. Lynch, Chair
Vincent D. Basile
Marilyn A. Censullo
Anna R. DiMaria
Gregory F. Natalucci

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Philosophy.  Our compensation philosophy starts from the premise that the success of Meridian Interstate Bancorp and East Boston Savings Bank depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy.  We strive to provide our management team with incentives tied to the successful implementation of our corporate objectives.  We also recognize that we operate in a competitive environment for talent.  Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on four basic principles:

•
Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels in relation to surveyed averages to position us as the preferred employer among our peers who provide similar financial services in the regional market.  Base pay and incentive pay for all employees, and stock-based benefit plans for eligible employees will be positioned relative to our peers’ offerings to either meet or exceed, or in some cases lag, depending on the employment environment. Base pay at equitable levels is most important in meeting the market.  It is the component of compensation that most directly affects current and near-term standard of living and it is the most easily compared between competing job offers.  Our Incentive Compensation Plan is almost equally important as it focuses rewards based on current year individual and bank performance.  Long-term incentives such as the Equity Appreciation Plan and the stock-based benefit plan we have proposed for stockholder approval are important in aligning interests with stockholders.

•
Aligning with Stockholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.  The employee stock ownership plan and the equity incentive plan will place stock in the hands of employees and executives over the course of time and will become an increasingly important part of total compensation.

•
Driving Performance – We will structure compensation around the attainment of company-wide, business unit and individual targets that return positive results to our bottom line. Base pay rates are subject to annual merit increases that result from performance evaluations.   These performance-based increases are directly tied to individual contributions to bank performance and, over time, become a material portion of pay resulting from accomplishments.  Our short-term incentive bonus plan is tied directly to individuals’ performance and loan production, deposit generation, net earnings, cost of funds and efficiency of enterprise-wide performance. In this plan, individuals’ performance is rewarded, but only if East Boston Savings Bank performance reaches certain targets established by the Compensation Committee.  The plan itself sets a target bonus payout if bank performance meets budget projections.  There are also significantly lesser payouts at two lower tiers of performance and two higher tiers set as stretch targets.  The difference between tiers is determined in order to draw a clear relationship between bank performance and rewards.

•
Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve: compensation rates that are priced to be valued by the market and prudent for the organization’s strategic well-being.  Base pay and the incentive compensation plan are meant to place a recognizable fair value on employment at East Boston Savings Bank.  Long-term incentive such as the Equity Appreciation Pan and planned stock-based plans, represent longer-term value in the employment relationship.

Prior to our initial public offering, our compensation program relied on two primary elements: (i) base compensation or salary priced in relation to a market survey and adjusted annually on the basis of a capped merit system; and (ii) discretionary cash-based, short-term incentive compensation that provides for payments based on individual performance and job level and company performance measures.

Adjustments to base pay in the form of merit increases are limited by a cap on increases.  The cap is recommended by the Vice President of Human Resources to the Compensation Committee of the Board of Directors.  It is based on surveyed projected caps of peers, the current competitive position being assumed by East Boston Savings Bank for recruitment purposes and informed by the current CPI-U as a proxy for inflation.  The inflation rate used as an additional benchmark when possible to ensure that merit increases will have meaning to employees in terms of purchasing power.  At times of high inflation it is not necessarily possible to use this benchmark due to prohibitive cost.

Base pay merit increases are then computed using a numerical performance evaluation score for each individual on a one-to-five scale, calculating that score as a percentage of a theoretical 5% cap, then applying that percentage to the actual cap.  Caps in recent years have been 4% and 4.5%.

The short-term incentive compensation plan, commonly known as the bonus, is structured for all eligible employees on the basis of five tiers of overall bank performance.  The middle tier reflects bank performance that meets our budgets for loan production, deposit generation, net earnings, cost of funds and efficiency.  Each of these five performance elements is assigned a numerical value for middle tier performance and for two lower performance tiers and two higher performance tiers.  Depending on how we score regarding these five elements an overall score will place the level of bonus payout at one of these five levels, or below the scale entirely, in which case the Board has the discretion to pay a bonus using other criteria.  To date the Board has not been put in this position and so has not exercised that discretion.  This plan is benchmarked to peers’ similar plans using data from the Clark Consulting survey, as explained below.

Individuals’ performance determines the level of bonus they can receive within our performance level.  An employee who is rated as satisfactory on his or her performance evaluation would receive a certain percentage of gross pay in the form of a bonus.  An employee who is rated as less than satisfactory forfeits the bonus entirely and employees who are rated above satisfactory receive a higher percentage of pay as bonus.

The Equity Appreciation Plan was a long-term incentive plan in the form of a so-called phantom stock plan used to retain and motivate directors, officers and other managerial employees.  Assistant vice presidents and higher were awarded shares, historically annually, at the discretion of the Board, which represented a benchmark share value.  The shares when granted had no value and only gained value as our equity subsequently grew.  This plan was terminated at our annual meeting in April of 2007.  Stock-based long-term incentive plans are expected to fulfill similar goals of connecting job performance and bank performance through long-term mutual benefit.

Base Compensation.  The salaries of our executive and other officers are reviewed at least annually to assess our competitive position and make any necessary adjustments.   Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers.  To further that goal, we obtain peer group information from a variety of independent sources. Our primary source is a comprehensive annual “Banking Compensation Survey Report” issued by Clark Consulting in conjunction with the Massachusetts Bankers Association.  Its 2007 report contained data from 123 institutions and included two peer groups that we use as a reference, a $600 million to $1 billion asset size peer group (consisting of 19 institutions) and a $1 billion and above asset size peer group (consisting of 21 institutions).  The $600 million to $1 billion asset size peer group consisted of the following institutions:

The Bank of Western Massachusetts	Hudson Savings Bank
BankFive	Hyde Park Savings Bank
Benjamin Franklin Bank	Jeanne D’Arc Credit Union
Cambridge Trust Company	The Lowell Five Cent Savings Bank
Dedham Institution for Savings	Metro Credit Union
East Boston Savings Bank	Slades Bank
East Cambridge Savings Bank	South Shore Savings Bank
Easthampton Savings Bank	Unibank
Enterprise Bank & Trust Company	Wainwright Bank
Greylock Federal Credit Union

The $1 billion and above asset size peer group consisted of the following institutions:

Bangor Savings Bank (ME)	Eastern Bank
Bank Rhode Island (RI)	HarborOne Credit Union
BankNewport (RI)	Middlesex Savings Bank
Berkshire Bank	PeoplesBank
Brookline Bank	Rockland Trust Company
Cambridge Savings Bank	Salem Five
Cape Cod Five Cents Savings Bank	United Bank
Century Bank	The Washington Trust Company (RI)
Country Bank for Savings	Watertown Savings Bank
Danversbank	Webster Bank (CT)
Digital Federal Credit Union

The survey’s data on projected pay raise budgets and adjustments to pay grades are used in our decision-making process, as well as data on short-term incentives.  Some executive compensation practices are surveyed for this report as well, while others are surveyed for a separate report on executive and board compensation, to which we also subscribe.  This additional survey report, specific to executive and board compensation, is also produced by Clark Consulting.  The latest such report surveyed 107 institutions and included one peer group that we use as a reference, a $750 million and above asset size peer group (consisting of 19 institutions).  The peer group was comprised of the following institutions:

Bank Rhode Island (RI)	Danvers Savings Bank
BankNewport (RI)	Dedham Institution for Savings
Berkshire Bank	East Boston Savings Bank
Bristol County Savings Bank	Eastern Bank
Brookline Bancorp	Middlesex Savings Bank
Cape Cod Five Cents Savings Bank	Peoples Bank
Century Bank	Plymouth Savings Bank
Compass Bank for Savings	Watertown Savings Bank
Country Bank for Savings	The Washington Trust Company (RI)
Credit Union Central Falls (RI)

The midpoints of our pay grades are compared to those averaged in the survey, then adjusted for the age of the data and the survey’s forecast of future grade changes.  Individuals’ compensation was reviewed with the comparable surveyed position in terms of competitive pay grade and current rate of pay in relation to the average surveyed 25th, 50th and 75th percentiles.  Ultimately, any individual’s rate of pay was determined with these criteria in mind, but also through performance evaluations and those particulars of the recruitment process that determined the rate of pay at hire.  Rates that may diverge materially from time to time from survey averages are typically driven by our particular needs and employment market trends that may have developed unnoted by the survey.

We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of commitments we made when a specific officer was hired.  Individual performance and retention risk are also considered as part of our annual compensation assessment.  Officers are rated on competencies, such as knowledge and job business development but are also rated on the attainment of mutually agreed upon pre-determined goals and objectives for each individual officer which are specific to each calendar-year rating period based on our strategic plan, and market, performance and regulatory initiatives.  Executive officers are evaluated on the attainment of goals only.  These evaluations are performed at the end of each year and are used to determine both merit increases to base salary and the individual performance component of the incentive compensation plan.

Cash-Based Incentive Compensation.  Our current cash-based incentive program is intended to reward employees based upon the successful performance of East Boston Savings Bank and the attainment of individual performance goals.  The Compensation Committee determines the bonus for the Chief Executive Officer, and for all employees, based upon five criteria: loan growth; deposit growth; cost of funds; net operating income and efficiency ratio.  All recommendations are presented to the Executive Committee of the board of directors for final ratification.  See “—Compensation for the Named Executive Officers in 2007—Chief Executive Officer Compensation,” below.

Long-Term Compensation.  We intend to establish a long-term incentive compensation program to deliver competitive awards to our management team.  We expect to use the 2008 Equity Incentive Plan to reward outstanding performance with incentives that focus our management team on the task of creating long-term stockholder value.  By increasing the equity holdings of our management team, we will provide them with a continuing stake in our success.  The nature and size of awards to be made under the 2008 Equity Incentive Plan will be based on a number of factors, including regulatory requirements, awards made to individuals holding comparable positions among our peer group of financial institutions and the tax or accounting treatment of specific equity compensation techniques.

Role of the Compensation Committee.  Prior to our initial public offering, the Compensation Committee of East Boston Savings Bank developed and administered the executive compensation program.  As a public company, we have established a Compensation Committee of Meridian Interstate Bancorp to develop our executive compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy.  The Committee, which consists of Ms. DiMaria and Messrs. Del Rossi and Gambardella, all independent directors, are responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs. The Committee reviews and approves all compensation decisions relating to our executive officers.  The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of its responsibilities.

Role of Management.  Our Chief Executive Officer makes recommendations as to the appropriate mix and level of compensation for other executive officers to the Compensation Committee and determines the compensation for subordinates of executive officers.  In making his recommendations, the Chief Executive Officer considers the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.  Our Chief Executive Officer will not participate in discussions related to his compensation or the Committee’s review of any documents related to the determination of his compensation, however.

Peer Group Analysis.  In its review of overall compensation, the Compensation Committee has referred to information published by Massachusetts Banking Association/Clark Consulting Group with respect to compensation paid by a peer group of 123 financial institutions of similar assets size and geographic location.  As a public company, a critical element of our compensation philosophy and a key determinant of specific compensation decisions for our management team will be a comparative analysis of our compensation mix and levels relative to a peer group of publicly-traded banks and thrifts.  We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent.   The peer group will reflect consideration of several factors, including geographic location, size, operating characteristics, and financial performance.

Allocation Among Compensation Components.  Under our present structure, base salary has represented the largest component of compensation for our executive officers.  As a public company, we expect that the mix of base salary, bonus and long-term cash and equity compensation will vary, depending upon the role of the individual officer in the organization.  In allocating compensation among these elements, we believe that the compensation of our most senior levels of management should be predominately performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Severance and Change in Control Benefits.  We have entered into amended and restated employment agreements with our senior officers on terms consistent with the compensation packages for the highest senior management among our peers and a severance plan for certain other employees.  The severance payments under these agreements, which are contingent on the occurrence of certain termination events, are intended to provide the executive with a sense of security in making the commitment to dedicate his or her professional career to the success of our company.

Tax and Accounting Considerations.  In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Retirement Benefits; Employee Welfare Benefits.  Currently, our primary retirement savings vehicle is our defined contribution 401(k) plan, which enables our employees to supplement their retirement savings with elective deferral contributions that we match at specified levels.  In addition to retirement programs, we provide our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice.  We also sponsor a supplemental executive retirement plan to provide certain officers with supplemental benefits.  (See “Nonqualified Deferred Compensation.”)  In connection with our stock offering, the Bank adopted an employee stock ownership plan for eligible employees of the Bank.  (See “Employee Stock Ownership Plan.”)

Director Compensation. Our outside directors are compensated through a combination of retainers and meeting fees.  Directors who are also employees of East Boston Savings Bank do not receive additional compensation for service on the board.  The level and mix of director compensation is revised by the Compensation Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy.  We expect that, in the future, our review of director compensation will also consider the increased responsibility and liability of directors at publicly traded companies due to changes in the regulatory environment and the heightened scrutiny of corporate governance practices.

Stock Compensation Grant and Award Practices.  As a mutual holding company without public stockholders, we were not able to make equity-based awards to our officers and employees.  As a public company, we expect that, following our implementation of an equity compensation program, our Compensation Committee’s grant-making process will be independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices.  Similarly, we expect that the release of material nonpublic information will never be timed with the purpose or intent to affect the value of executive compensation.

Stock Ownership Requirements.  As a mutual holding company without public stockholders, we had not adopted formal stock ownership requirements for our senior officers and board members.  We expect that the Compensation Committee will review prevailing practices among peer companies with respect to stock ownership guidelines and determine whether such guidelines are appropriate.

Compensation for the Named Executive Officers in 2007.

Chief Executive Officer Compensation.   Mr. Gavegnano was appointed our Chief Executive Officer in July 2007.  Prior to this appointment, Mr. Gavegnano served as our independent Chairman of the Board and received a fee of $54,600 in 2006.  In determining compensation for Mr. Gavegnano as our Chief Executive Officer, the Compensation Committee reviewed salaries and pay grades of similar executives at peer institutions as compiled by industry standard surveys.  Using this data the Committee determined an equitable pay scale for Mr. Gavegnano.

Compensation for our Other Named Executive Officers.  In determining compensation for Messrs. Verdonck, Freehan and Siuda, the Compensation Committee reviewed salaries and pay grades of similar executives at peer institutions as compiled by industry standard surveys.  Using this data the Committee determined equitable pay scales within which annual merit increases would be made.  The

Committee then determined the merit increases based on written analyses of the accomplishments and attainment of goals for each executive during the preceding year.  These increases took effect on January 1, 2007.

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer and principal financial officer of Meridian Interstate Bancorp or its subsidiaries for the 2007 fiscal year and the most highly compensated executive officers of Meridian Interstate Bancorp or its subsidiaries whose total compensation for the 2007 fiscal year exceeded $100,000.

		Salary	Bonus	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)
Richard J. Gavegnano
Chairman of the Board and	2007	$178,216	$-	$203,488	$1,671	$383,375
Chief Executive Officer	2006	$153,585	$-	$20,383	$1,635	$175,603
Robert F. Verdonck (4)	2007	$360,992	$52,381	$173,494	$66,745	$653,612
President	2006	$349,207	$47,067	$103,768	$30,506	$530,548
Philip F. Freehan	2007	$232,323	$33,550	$68,663	$42,341	$376,877
Executive Vice President	2006	$223,667	$21,581	$56,984	$22,370	$324,602
Leonard V. Siuda
Treasurer and Chief	2007	$173,071	$24,986	$126,690	$41,590	$366,337
Financial Officer	2006	$166,574	$19,219	$92,923	$21,426	$300,142

(1)
For Mr. Gavegnano, represents fees relating to Mr. Gavegnano’s service as Chairman of the Board, and as a member on the board of directors of East Boston Savings Bank, board of trustees of Meridian Financial Services, committees of each board and as a Corporator of Meridian Financial Services.

(2)
For each year, represents the actuarial change in pension value in the executives’ accounts from December 31 of the prior year to December 31 of the reported year under each executive’s Supplemental Executive Retirement Agreement.

(3)
For 2007, consists of three components.  Employer contributions under the company match and safe harbor provision of the 401(k) Plan were $22,651, $15,952 and $11,880 for Messrs. Verdonck, Freehan and Siuda, respectively.  Transportation compensation paid to executives in conjunction with termination of bank-provided automobiles for executives was $41,370, $23,882 and $26,725 for Messrs. Verdonck, Freehan and Siuda, respectively.  The amount of premiums paid for long term health care insurance was $1,671, $2,724, $2,507 and $2,985 for Messrs. Gavegnano, Verdonck, Freehan and Siuda, respectively.

(4)
Mr. Verdonck resigned and retired from all positions at the Company, Bank and all affiliated entities, including our mutual holding company, Meridian Financial Services, Incorporated, effective June 6, 2008.  In exchange for a release of any claims against the Company, the Bank and affiliated entities by Mr. Verdonck and consistent with the terms of Mr. Verdonck’s employment agreement, the Bank entered into a Separation Agreement with Mr. Verdonck (the “Separation Agreement”). The Separation Agreement provides for the payment of any accrued compensation, 24 months salary continuation payments at his current rate of salary of $30,961 per month, the lump sum payment of benefits under his supplemental executive retirement plan totaling $2,351,591 to be paid on December 7, 2008, the continuation of an existing split dollar life insurance policy and a bank owned life insurance policy, both of which had been fully paid, and the maintenance of existing long term care insurance policies for Mr. Verdonck and his spouse at a current annual premium of $2,723. An after-tax expense of $1.0 million associated with the foregoing was recognized by the Company in the second quarter of 2008.

Employment Agreements

The Bank plans to enter into amended and restated employment agreements with each of Philip F. Freehan, its Executive Vice President and Senior Loan Officer, and Leonard V. Siuda, its Treasurer and Chief Financial Officer.  In addition, Meridian Interstate Bancorp plans to enter into an employment agreement with Richard J. Gavegnano, its Chairman of the Board and Chief Executive Officer.  The amendments and agreements are currently being reviewed and assessed by the Compensation Committee.  Each of the amended employment agreements with the Bank and the agreement with Meridian Interstate Bancorp are substantially identical and are collectively referred to as the “employment agreements.”  The employment agreements are intended to ensure that the Bank and Meridian Interstate Bancorp will maintain a stable and competent management base.  The continued success of the Bank and Meridian Interstate Bancorp depends to a significant degree on the skills and competence of its officers.

The employment agreements provide for a two-year term.  The term of the employment agreements extends on a daily basis, unless written notice of non-renewal is given by the board of directors of Meridian Interstate Bancorp or the Bank or by the executive.  The employment agreements will provide for a base salary for Messrs. Gavegnano, Freehan and Siuda of $300,000, $232,323 and $173,071 respectively.  In addition to a base salary, the employment agreements provide for, among other things, participation in our annual incentive plan and certain employee benefits plans.  The employment agreements provide for termination by the Bank or Meridian Interstate Bancorp for cause, as defined in the agreements, at any time.  If the Bank or Meridian Interstate Bancorp terminates an executive’s employment for reasons other than for cause, or if an executive resigns from the Bank or Meridian Interstate Bancorp after a:  (1) material diminution of duties and authority; (2) demotion from his current position; (3) removal from his seat on the board of directors (as applicable); (4) reduction in base salary (unless the reduction affects all or substantially all officers); (5) relocation of the executive’s principal place of employment by more than 50 miles (10 miles in the event of a change in control); or (6) failure of the Bank or Meridian Interstate Bancorp to comply with the material terms of the agreement, then the executive would receive a lump sum severance payment equal to the sum of (i) two times his current annual base salary and (ii) the value of 24 months of health insurance premiums.  In that case Messrs. Gavegnano, Freehan and Siuda would receive a severance benefit equal to $610,512, $493,032 and $374,428, respectively.  Upon termination of the executive for reasons other than a change in control (see below), the executive must adhere to a two year non-competition restriction.

Under the employment agreement, if voluntary or involuntary termination follows a change in control of the Bank or Meridian Interstate Bancorp, the executive would receive a severance payment equal to 2.99 times his “base amount,” less any other “parachute payments” as those terms are defined under Section 280G of the Internal Revenue Code.  In the event the executives terminate employment in connection with a change in control, the maximum severance payment for Messrs. Gavegnano, Freehan and Siuda would receive (based on taxable compensation earned from 2003 to 2007) equals $343,254, $725,583, and $546,759, respectively.  Generally, an executive’s “base amount” equals the average of the taxable compensation paid to him for the preceding five taxable years.

Employee Severance Compensation Plan

In connection with Meridian Interstate Bancorp’s stock offering, the Compensation Committee approved the East Boston Savings Bank Employee Severance Compensation Plan to provide severance benefits to eligible employees whose employment terminates in connection with a change in control of East Boston Savings Bank or Meridian Interstate Bancorp.  Employees become eligible for severance benefits under the plan if they have a minimum of one year of service with East Boston Savings Bank.  Individuals who enter into employment or change in control-related severance agreements with East Boston Savings Bank or Meridian Interstate Bancorp will not participate in the severance plan.  Under the severance plan, if, within 12 months of a change in control, East Boston Savings Bank or Meridian Interstate Bancorp or their successors terminate an employee’s employment or if the individual voluntarily terminates employment upon the occurrence of events specified in the severance plan, then that individual will receive a severance payment equal to two week’s compensation for each year of service with East Boston Savings Bank, up to a maximum payment equal to six months of the employee’s base compensation or, if otherwise designated by the board of directors, certain management level employees would receive a severance payment equal to one year’s compensation regardless of their years of service.  East Boston Savings Bank has designated all Assistant Vice Presidents and above not covered by an employment agreement as eligible for a minimum one-year severance benefit.  Based solely on compensation and service levels as of December 31, 2007, the total payments due under the terms of the severance plan would be approximately $4.8 million, if all eligible employees are terminated, which is an unlikely event.

Benefit Plans

Employee Stock Ownership Plan.  In connection with the stock offering, East Boston Savings Bank adopted an employee stock ownership plan for eligible employees of East Boston Savings Bank. Eligible employees who had attained age 18 and were employed by East Boston Savings Bank or Meridian Interstate Bancorp at the closing date of the offering (January 22, 2008), and had completed three months of service, began participating in the plan as of January 1, 2008 (the effective date of the plan). Thereafter, new employees of East Boston Savings Bank and Meridian Interstate Bancorp who have attained age 18 and completed three months of service during a continuous 12-month period will be eligible to participate in the employee stock ownership plan as of the first entry date following completion of the plan’s eligibility requirements.

East Boston Savings Bank engaged an independent third party trustee to purchase, on behalf of the employee stock ownership plan, 828,000 shares of common stock, representing 8.0% of the total number of shares of Meridian Interstate Bancorp sold in the stock offering and contributed to the charitable foundation. The purchase was funded by a subsidiary capitalized by Meridian Interstate Bancorp. The loan equaled 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from East Boston Savings Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20- year term of the loan. The interest rate for the employee stock ownership plan loan is 6.5%.

Shares purchased by the employee stock ownership plan with the proceeds of the employee stock ownership plan loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant’s proportional share of compensation.

Participants will vest 100% in the benefits allocated under the employee stock ownership plan upon completing three years of service with East Boston Savings Bank or its affiliates.  A participant will become fully vested at retirement, upon death or disability, upon a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining plan participants.

Plan participants will be entitled to direct the plan trustee on how to vote common stock credited to their accounts.  The trustee will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, compensation expenses for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be release to participants accounts.

The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employment Retirement Income Security Act of 1974, as amended.  East Boston Savings Bank has requested a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan.  East Boston Savings Bank expects to receive a favorable determination letter, but cannot guarantee that it will.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Agreements.  East Boston Savings Bank has entered into supplemental executive retirement agreements with each of Messrs. Freehan and Siuda, and was previously a party to a supplemental executive retirement agreement with Mr. Verdonck.  Meridian Interstate Bancorp has entered into a substantially similar agreement with Mr. Gavegnano in lieu of the agreement that was in place for Mr. Gavegnano as a director.  Under the agreements, if the executive terminates employment after 10 years of service, he will receive an annual benefit (paid monthly) equal to 70% of his final average compensation, offset by his annual pension benefit.  For purposes of the agreements, an executive’s final average compensation equals the three years’ base salary that results in the highest average.  Mr. Freehan becomes 50% vested in the annual benefit upon the completion of ten years of service and continues to vest an additional 5% for the next ten years of service, so that he is fully vested following 20 years of service.  The benefit is reduced by 2.5% for each year the executive receives the benefit prior to reaching age 65.  Notwithstanding the foregoing, the accrued benefit shall not be reduced by the 2.5% increments after the executive has completed 25 years of service with the Bank, or following a Change in Control (as defined in the supplemental executive retirement agreements). Mr. Siuda’s agreement provides that he will vest ratably in the stated benefit over a period of 18 years so that he becomes fully vested upon attainment of age 65. Mr. Gavegnano’s agreement provides that he will vest ratably in the stated benefit over a period of eight years (12.5% per year) so that he becomes fully vested upon attainment of age 68. Mr. Gavegnano’s benefit is not offset by any pension benefit since Mr. Gavegnano did not participate in the former pension plan. The benefit is paid in a lump sum. If the executive dies while employed, his beneficiary will receive a benefit for their life, assuming the executive had retired on his date of death.

The following table provides information for the Supplemental Executive Retirement Agreements as of December 31, 2007.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Richard J. Gavegnano	Supplemental Executive Retirement Agreement	.5	$203,488
Robert F. Verdonck (1)	Supplemental Executive Retirement Agreement	23	$1,755,074
Philip F. Freehan	Supplemental Executive Retirement Agreement	23	$906,999
Leonard V. Siuda	Supplemental Executive Retirement Agreement	14	$697,158
______________
(1)	Mr. Verdonck resigned and retired from all positions at the Company, Bank and all affiliated entities, including our mutual holding company, Meridian Financial Services, Inc., effective June 6, 2008.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of Meridian Interstate Bancorp during the 2007 fiscal year.

	Fees Earned or Paid in Cash	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)(1)	($)(2)	($)
Vincent D. Basile	$38,050	$25,761	$3,696	$67,507
Marilyn A. Censullo	4,550	-	-	4,550
James P. Del Rossi	58,100	66,881	8,641	133,622
Anna R. DiMaria	31,850	-	-	31,850
Domenic A. Gambardella	58,100	17,742	1,734	77,576
Edward L. Lynch	35,050	18,008	2,891	55,949
Gregory F. Natalucci	29,150	8,199	1,709	39,058
James G. Sartori	54,000	26,922	2,229	83,151
Paul T. Sullivan	54,000	19,145	1,841	74,986
_________________
(1)	Represents the actuarial change in pension value in the directors’ accounts from December 31, 2006 to December 31, 2007 under each director’s Supplemental Executive Retirement Agreement.
(2)
Represents premiums paid for long term care insurance and life insurance, respectively, as follows: $2,445 and $1,251for Mr. Basile; $6,763 and $1,878 for Mr. Del Rossi; $1,127 and $607 for Mr. Gambardella; $1,764 and $1,127 for Mr. Lynch, $1,128 and $581 for Mr. Natalucci; $1,363 and $866 for Mr. Sartori; $1,260 and $581 for Mr. Sullivan.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on the boards of directors, trustees or corporators of Meridian Financial Services, Incorporated, Meridian Interstate Bancorp and East Boston Savings Bank during 2008.  The meeting fee for the East Boston Savings Bank is paid only to the two independent directors of the Bank who are not directors of the Company or Meridian Financial Services, Incorporated, who serve as required under Massachusetts state law.

Meridian Interstate Bancorp
Board meeting fee	$700
Meeting fee for Clerk	$300
Meeting fee for Audit Committee member	$1,500
Meeting fee for Audit Committee Chairman	$2,000
Meeting fee for Audit Committee Clerk	$1,800
Annual fee for Strategic Planning Committee member	$1,500

East Boston Savings Bank
Monthly fee for Executive Committee members	$3,000
Meeting fee for independent non-holding company members	$700
Quarterly fee for one CRA director	$600
Monthly fee for one visiting trustee	$600

Meridian Financial Services
Board meeting fee	$600
Annual Corporator fee	$250

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of
Meridian Interstate Bancorp, Inc.

Domenic A. Gambardella, Chair
James P. Del Rossi
Anna R. DiMaria

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Meridian Interstate Bancorp common stock during the year ended December 31, 2007.

Transactions with Related Persons

The aggregate amount of loans by East Boston Savings Bank to its executive officers and directors, and members of their immediate families, was $11.9 million at December 31, 2007.  As of that date, these loans were performing according to their original repayment terms.  The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to East Boston Savings Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to Meridian Interstate Bancorp’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of Meridian Interstate Bancorp’s transactions with directors and executive officers of Meridian Interstate Bancorp and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Meridian Interstate Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of Meridian Interstate Bancorp must disclose any existing or emerging conflicts of interest to the Chairman of the Board and Chief Executive Officer of Meridian Interstate Bancorp.  Such potential conflicts of interest include, but are not limited to, the following: (i) Meridian Interstate Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Meridian Interstate Bancorp.

Nominating/Corporate Governance Committee Procedures

General

It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing to the main office of the Company, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, 10 Meridian Street, East Boston, Massachusetts 02128:

1.           The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee by January 1 of the year in which the election is proposed.

Process for Identifying and Evaluating Nominees

The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by East Boston Savings Bank.  The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below.  If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age restriction and a restriction on service with a financial institution or its holding company in which Meridian Financial Services owns less than 25% of the outstanding voting stock.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;
•	dedication to the Company and its stockholders; and
•	independence.

The Committee will also consider any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 9, 2009.  If next year’s annual meeting is held on a date more than 30 calendar days from August 19, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at a meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the Company’s proxy statement for the previous year’s annual meeting.  For the 2009 annual meeting of stockholders, the notice would have to be received between February 9 and March 9, 2009.  If next year’s annual meeting is held on a date more than 30 calendar days from August 19, 2009, a stockholder’s notice must be received not later than the close of business on the 10th calendar day following the day on which notice of the date of the scheduled annual meeting is publicly disclosed.  The stockholder must also provide certain information in the notice, as set forth in the Company’s Bylaws.  Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Nothing in this proxy statement or our Bylaws shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Meridian Interstate Bancorp, Inc., 10 Meridian Street, East Boston, Massachusetts 02128.  Communications to the Board of Directors should be in the care of Vincent D. Basile, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to James P. DelRossi, the Chair of the Nominating/Corporate Governance Committee.  It is in the discretion of the Nominating/Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.  The Company will pay Georgeson, Inc. a proxy solicitation firm, a fee of $7,500 to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Vincent D. Basile

Vincent D. Basile
Corporate Secretary

East Boston, Massachusetts
July 7, 2008

APPENDIX A

MERIDIAN INTERSTATE BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1           Purpose, Effective Date and Term.  The purpose of this Meridian Interstate Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Meridian Interstate Bancorp, Inc., a Massachusetts corporation (the “Company”), and its Subsidiaries, including East Boston Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan shall be the date the Plan is implemented by the Board subsequent to the satisfaction of the applicable shareholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2           Administration.  The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3           Participation.  Each Employee or Director of, or service provider to, the Company, MHC or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards shall be limited to Employees and Directors of, and service providers to, the Company, MHC or any Subsidiary.

Section 1.4           Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

                Section 2.1           General.  Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant.  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)           Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)           Stock Appreciation Rights.  A stock appreciation right (a “SAR”) means a grant under Section 2.2, which represents the right to receive in shares of Stock an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) the Exercise Price established by the Committee in accordance with Section 2.2.

(c)           Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2           Stock Options and SARs.

(a)           Grant of Stock Options and SARs.  Each Stock Option or SAR shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options or SARs covered by the Award; (ii) specify the date of grant of the Stock Option or SAR; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)           Terms and Conditions.  A Stock Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option or SAR expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or SARs granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option or SAR shall be rounded down to the nearest whole share.

Section 2.3           Restricted Stock Awards.

(a)           Grant of Restricted Stock Awards.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award;  (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Meridian Interstate Bancorp, Inc. dated [Date], made pursuant to the terms of the Meridian Interstate Bancorp, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Meridian Interstate Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)           Terms and Conditions.

(i)           Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant.  If the Committee determines to delay the distribution of dividends to a Participant until the vesting of a Restricted Stock Award, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock Award vests.

(ii)           Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion.

(iii)         Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Stock shall not be tendered.

Section 2.4            Performance-Based Compensation. Any Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a)           Performance Measures.  Such performance measures may be based on any one or more of the following:

(i)           basic earnings per share;

(ii)          basic cash earnings per share;

(iii)         diluted earnings per share;

(iv)        diluted cash earnings per share;

(v)         net income;

(vi)        cash earnings;

(vii)       net interest income;

(viii)      non-interest income;

(ix)         general and administrative expense to average assets ratio;

(x)          cash general and administrative expense to average assets ratio;

(xi)         efficiency ratio;

(xii)        cash efficiency ratio;

(xiii)       return on average assets;

(xiv)       cash return on average assets;

(xv)        return on average stockholders' equity;

(xvi)       cash return on average stockholders' equity;

(xvii)      return on average tangible stockholders' equity;

(xviii)    cash return on average tangible stockholders' equity;

(xix)       core earnings;

(xx)        operating income;

(xxi)       operating efficiency ratio;

(xxii)      net interest rate spread;

(xxiii)     growth in assets, loans, or deposits;

(xxiv)     loan production volume;

(xxv)      non-performing loans;

(xxvi)     cash flow;

(xxvii)    strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxviii)   any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)           Adjustments.  Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5           Vesting of Awards.  (a)  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option or SAR) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, or to the extent not prohibited by applicable law or regulations or in the event of an applicable regulatory waiver, a Change in Control); provided, however, that to the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver, no Awards under the Plan shall vest at a rate exceeding twenty percent (20%) per year, commencing one year after the date of grant.  Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.

(b)           Notwithstanding Section 2.8 and Article IV hereof, to the extent permitted by applicable law or regulations, or pursuant to an applicable regulatory waiver, the Committee may determine that all Stock Options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option or SAR), and all Restricted Stock Awards described in Section 2.1(c) shall be fully earned and vested immediately.

Section 2.6           Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7           Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.8           Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.  Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee, Director or service provider shall vest immediately upon such individual’s death or Disability.  Unless otherwise provided in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:

(a)           Upon a Participant’s Termination of Service for any reason other than Retirement, Disability, death or termination for Cause, Stock Options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and SARs may be exercised only for a period of three months following termination; provided, however, that upon a Participant’s Termination of Service due to Retirement, the Participant’s vested Stock Options and SARs shall remain exercisable for the duration of the term set forth in the Award Agreement.  Unless the Committee specifies that an unvested Award shall be forfeited on Retirement, any Stock Options, SARs and/or Restricted Stock Awards that have not vested as of the date of Termination of Service due to Retirement shall continue to vest in accordance with the schedule set forth in the Award Agreement.  No Stock Options will be considered ISOs unless exercised within 3 months of Termination of Service, except to the extent set forth in 2.8(c) hereof.

(b)           In the event of a Termination of Service for Cause, all Stock Options, SARs and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c)           Upon Termination of Service for reason of Disability or death, all Stock Options and SARs shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service, and Stock Options and SARs may be exercised for a period of one year following Termination of Service, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d)           Notwithstanding anything herein to the contrary, no Stock Option or SAR shall be exercisable beyond the last day of the original term of such Stock Option or SAR.

(e)           Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options, SARs and Restricted Stock Awards is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1           Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2           Share Limitations.

(a)           Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to One Million Four Hundred Forty-Nine Thousand (1,449,000) shares of Stock.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) and/or SARs, in the aggregate, is One Million Thirty-Five Thousand (1,035,000) shares of Stock.  The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards shall be Four Hundred Fourteen Thousand (414,000) shares of Stock.  The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

(b)           Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of a Stock Option or SAR (other than a tandem SAR), or a Restricted Stock Award, the number of shares of Stock available for the granting of additional Stock Options, SARs and Restricted Stock Awards shall be reduced by the number of shares of Stock in respect of which the Stock Option, SAR or Restricted Stock Award is granted or denominated.  To the extent any shares of Stock covered by an Award (including Restricted Stock Awards) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option or SAR is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted  hereunder, or (iii) SARs are settled in shares of Stock upon exercise, the number of shares of Stock available shall be reduced by the gross number of Stock Options or SARs exercised rather than by the net number of shares of Stock issued.

Section 3.3           Limitations on Grants to Individuals.

                                (a)           Options and SARs. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options or SARs granted to any one Employee Participant under the Plan shall be Two Hundred Fifty-Eight Thousand Seven Hundred Fifty (258,750), all of which  may be granted during any calendar year.  For purposes of this Section 3.3(a), if a Stock Option is granted in tandem with an SAR, such that the exercise of the Stock Option or SAR with respect to a share of Stock cancels the tandem SAR or Stock Option, respectively, with respect to such share, the tandem Stock Option and SAR with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this Section 3.3.

(b)           Restricted Stock Awards. To the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver, the maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(c) that are granted to any one Employee Participant under the Plan shall be One Hundred Three Thousand Five Hundred (103,500) all of which may be granted during any calendar year.

(c)           Director Awards.  To the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver, the maximum number of shares of Stock that may be covered by Awards granted to any one individual non-Employee Director pursuant to Section 2.1(a) (relating to Stock Options) and Section 2.1(b) (relating to SARs) shall be five percent of all shares of Stock that may be granted pursuant to Section 2.1(a) and Section 2.1(b), and the maximum number of shares that may be covered by Awards granted to any one individual non-Employee Director pursuant to Section 2.1(c) (relating to Restricted Stock Awards) shall be five percent of all shares of Stock that may be granted pursuant to Section 2.1(c).  In addition, to the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver, the maximum number of shares of stock that may be covered by Awards granted to all non-Employee Directors, in the aggregate, pursuant to Section 2.1(a) (relating to Stock Options) and Section 2.1(b) (relating to SARs) shall be 30% of all shares of Stock to be granted pursuant to Section 2.1(a) and Section 2.1(b), and the maximum number of shares of stock that may be covered by Awards granted to all non-Employee Directors, in the aggregate, under Section 2.1(c) (relating to Restricted Stock Awards) shall be 30% of all shares of Stock to be granted pursuant to Section 2.1(c).

Section 3.4           Corporate Transactions.

(a)           General.  In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, SARs and Restricted Stock Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, SARs and Restricted Stock Awards, and (iii) the Exercise Price of Stock Options and SARs.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, SARs and Restricted Stock Awards (including, without limitation, cancellation of Stock

Options, SARs and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, SARs and  Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)           Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options or SARs granted under the Plan which remain outstanding shall be converted into Stock Options to purchase or SARs to acquire voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options or SARs under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option or SAR being canceled.

Section 3.5           Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)           Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1           Consequence of a Change in Control.  Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement:

(a)           In the event of a Change in Control, all Stock Options and SARs then held by the Participant shall continue to vest and be exercisable pursuant to their original terms (subject to the expiration provisions otherwise applicable to the Stock Option or SAR) whether or not the Participant has a Termination of Service (other than for Cause).

(b)           In the event of a Change in Control, all Restricted Stock Awards described in Section 2.1(c) shall continue to vest pursuant to their original vesting schedule whether or not the Participant has a Termination of Service (other than for Cause).

Section 4.2           Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the MHC, the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b)           the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c)           a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d)           a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or

(e)           a Potential Change in Control occurs, and the Board determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of the Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting

Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In addition, and notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of or in connection with a second step conversion of the MHC, unless otherwise provided in the Award Agreement.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

                Section 5.1           Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2           Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

                                (c)           The Committee will have the authority to define terms not otherwise defined herein.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3           Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4            Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5           Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1           General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2           Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the

Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1           No Implied Rights.

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)           No Rights as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2           Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) and SARs (other than SARs granted in tandem with ISOs) under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.  Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant.

Section 7.3           Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation.  Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the

Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4           Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Stock Options, SARs or Restricted Stock Awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5           Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6           Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7           Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8           Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option or SAR settled in stock, reducing the number of shares of Stock subject to the Stock Option or SAR (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to a Restricted Stock Award, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under SFAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9           Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10         Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11         Indemnification.  To the fullest extent permitted by law and the Company’s governing documents or each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12         No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13         Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located nearest to the Company’s home office within the Commonwealth of Massachusetts, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any Award under the Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14         Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15         Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16         Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)           in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer and to the Corporate Secretary.

Section 7.17          Forfeiture Events.

(a)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance of filing with the Unites States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1            In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)           “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)           “Award” means any Stock Option, SAR and Restricted Stock Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)           “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)           “Board” means the Board of Directors of the Company.

(e)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)           “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)           “Committee” means the Committee acting under Article 5.

(j)           “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)           “Director” means a member of the Board of Directors of the Company or a Subsidiary, or a member of the Board of Trustees of the MHC.

(l)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” or “Disabled” means that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees, or (iii) is determined to be totally disabled by the Social Security Administration.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)           “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a Qualified Retirement Plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)           “Employee” means any person employed by the Company, MHC or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)           “Excluded Transaction” means (I) a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction, and (II) a second-step conversion of the MHC.

(q)           “Exercise Price” means the price established with respect to a Stock Option or SAR pursuant to Section 2.2.

(r)           “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I)  the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II)  if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

   (III)  if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.  For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(s)           A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(t)           “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(u)           “Incumbent Directors” means:

(I)           the individuals who, on the date hereof, constitute the Board; and

(II)           any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(v)           “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(w)           “ISO” has the meaning ascribed to it in Section 2.1(a).

(x)           “MHC” means Meridian Financial Services, Incorporated.

(y)           “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(z)           “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(aa)           “Potential Change in Control” means:

(I)           the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(II)         one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Home Owners’ Loan Act, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

(III)        a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.

(bb)           “Restricted Stock Award” has the meaning ascribed to it in Section 2.3.

(cc)           “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of age 72, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased.  A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.  Moreover, a non-Employee Director who terminates Service as a Director but who continues to serve as a director emeritus or advisory director shall not be deemed to have terminated due to Retirement until both Service as a Director and Service as a director emeritus or advisory director has terminated.  Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(dd)           “SAR” has the meaning ascribed to it in Section 2.1(b).

(ee)           “SEC” means the Securities and Exchange Commission.

(ff)           “Securities Act” means the Securities Act of 1933, as amended from time to time.

(gg)         “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(hh)         “Stock” means the common stock of the Company, no par value per share.

(ii)           “Stock Option” means an ISO or a Non-Qualified Option.

(jj)           “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(kk)           “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I)           The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II)          The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section (ii), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III)        If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(IV)        A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(V)           Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraph of this sub-section (kk), the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 20% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(VI)          With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(ll)           “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(mm)       “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2            In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)           actions permitted under the Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)           in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)           indications of time of day mean Massachusetts time;

(f)           “including” means “including, but not limited to”;

(g)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)           all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)            the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)            any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)           all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY
MERIDIAN INTERSTATE BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

August 19, 2008
11:00 a.m., Local Time
_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the official proxy committee of Meridian Interstate Bancorp, Inc. (the “Company”), or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on August 19, 2008 at 11:00 a.m., local time, at the Peabody office of East Boston Savings Bank, 67 Prospect Street, Peabody, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Vincent D. Basile, James P. Del Rossi, James G. Sartori and Paul T. Sullivan

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Meridian Interstate Bancorp, Inc. 2008 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Meridian Interstate Bancorp, Inc. for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.